                                                                   Exhibit 10.19




                                    AGREEMENT

         This Agreement is made as of April 30, 1999, by and among North Coast Energy, Inc., a Delaware corporation (the "Company"), Nuon International Projects, bv (f/k/a Nuon International, bv), a limited liability company organized under the laws of the Netherlands ("Nuon"), Charles M. Lombardy, Jr. ("Lombardy") and Betty M. Lombardy (("Betty") and, together with Lombardy, the "Lombardys").

         WHEREAS, the Company and Lombardy are parties to a Restated Employment Agreement dated May 3, 1995, as amended by letter agreement dated September 4, 1997 among Lombardy, Nuon, and Garry Regan (the "Employment Agreement"); and

         WHEREAS, the Company, Nuon and Lombardy desire to terminate the Employment Agreement on the terms and conditions set forth herein.

         NOW, THEREFORE, the parties agree as follows:

         1. TERMINATION OF EMPLOYMENT AGREEMENT. In exchange for the payments and other benefits described herein, Lombardy and the Company hereby agree that, except for the provisions in Section 7 of the Employment Agreement which shall continue in effect pursuant to its terms, the Employment Agreement is hereby terminated, and that neither the Company nor Lombardy shall have any further obligations thereunder, except as set forth herein.

         2. COMPENSATION. Upon execution of this Agreement, the Company shall pay to Lombardy $369,870. All of the foregoing payments shall be subject to applicable federal and state withholding and payroll taxes. Further, upon execution of this Agreement, Lombardy will receive a ten year warrant ("Warrant") to purchase at $1.00 per share 300,000 shares of the Company's Common Stock (the "Warrant Shares"). The warrant shall be in the form of Exhibit A hereto and shall constitute a part of this Agreement.

         3. RESIGNATION. Lombardy hereby resigns, effective as of the date hereof, as a director and officer of the Company and of its subsidiaries, NCE Securities, Inc. and North Coast Operating Company. Further, the parties acknowledge that Lombardy's employment with the Company is terminated effective April 30, 1999.

         4. PURCHASE OF THE LOMBARDYS' SHARES. In the event Nuon exercises its option to acquire 5,747,127 additional shares of North Coast Common Stock (the "Nuon Shares") from the Company on or before September 30, 1999, then Nuon will purchase, and the Lombardys agree to sell, their 536,505 shares (the "Lombardy Shares") of North Coast Common Stock (the "Shares") for $0.875 per share (the "Purchase Price"), or an aggregate of $469,441.88, on the same day as the purchase of the Nuon Shares.

         The Purchase Price and the number of the Lombardy Shares to be purchased shall be subject to adjustment from time to time upon the happening of certain events, as follows:

         (1) In case the Company shall (i) declare a dividend or make a distribution on its outstanding Shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding Shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding Shares of Common Stock into a smaller number of shares (including, but not limited to the anticipated Reverse Stock Split), the Purchase Price shall be adjusted, effective immediately after the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification, to a price determined by multiplying the Purchase Price in effect immediately prior to such record date or effective date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately before giving effect to such dividend, distribution, subdivision, combination or reclassification, and the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such dividend, distribution, subdivision, combination or reclassification.


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
                                                                   Exhibit 10.19


         (2) Whenever the Purchase Price is adjusted pursuant to subparagraph
(a) above, the number of Shares purchased shall simultaneously be adjusted by multiplying the number of Shares to be purchased immediately prior to any adjustment by the Purchase Price in effect immediately prior to any adjustment and dividing the product so obtained by the Purchase Price as adjusted.

         (3) The provisions of subparagraph (a) and (b) above shall not apply to
(i) the issue, sale, distribution or grant of any shares of Common Stock, any rights, warrants or options to subscribe for or purchase shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock to officers, directors or employees of the Company pursuant to a compensation plan that currently exists and has been, or in the future may exist and will be, approved by the stockholders of the Company or (ii) the issuance of shares of Common Stock to officers, directors or employees of the Company upon any exercise of rights, warrants or options, or any conversion or exchange of convertible or exchangeable securities, described in clause (i) above. All calculations shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

         (4) Whenever the Purchase Price is adjusted as herein provided, the Company shall promptly cause a notice setting forth the adjusted Purchase Price to be mailed to the Lombardys. The Company may retain a firm of nationally recognized independent certified public accountants employed by the Company to make any computation required by this Section, and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

         (5) In the event that at any time, as a result of an adjustment made pursuant to subparagraphs (a) and (b) above, the Lombardys thereafter shall become entitled to receive any shares of the Company other than Common Stock, thereafter the number of such other shares so receivable shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in subparagraphs (a) and (b).

         (6) As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section, the Company shall take any action which may be necessary in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all Shares which the Lombardys are entitled to receive.

         Nuon shall make the payment to the Lombardys by wire transfer, in immediate available U.S. funds, against delivery of the Lombardy Shares, together with a duly executed stock power. In the event Nuon fails to exercise its option to acquire the Nuon Shares and fails to acquire the Lombardy Shares, the Company agrees to purchase the Lombardy Shares on September 30, 1999 on the same terms as set forth above. To demonstrate its ability to effectuate the purchase, the Company will escrow an amount equal to the sum necessary to purchase the Lombardy Shares and to pay all accrued and unpaid dividends due on the Company's Preferred Stock pursuant to the terms of an Escrow Agreement, substantially in the form of Exhibit B hereto. The Company warrants and represents to the Lombardys that, with the exception of the consent by or waiver from the Company's institutional lender, which waiver or consent is attached hereto as Exhibit C, no consent or approval are necessary to permit the purchase of the Lombardy Shares in accordance with the terms of this Agreement.

         The Lombardys may sell, assign, donate or otherwise transfer any or all of the Lombardy Shares to (i) their lineal descendants ("Relatives"), (ii) trusts which are only for the benefit of their Relatives or themselves, (iii) corporations, partnerships, limited liability companies of which the only equity owners are Relatives or themselves, or (iv) any charitable organization; provided, however, that such transferee agrees, in writing, to be bound by the terms of this Section 4.

         Notwithstanding the foregoing, the Lombardys are free to sell all or part of the Lombardy Shares in the manner provided in Rule 144 under the Securities Act of 1933, as amended (the "Act"); provided that they may not sell more than 25,000 shares in any 30-day period. In the event of any sale under this paragraph, the number of Shares required to be purchased by Nuon or the Company under this Section 4 shall be reduced by the number of shares sold by the




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                                                                   Exhibit 10.19


Lombardys and the aggregate purchase price for the securities purchased by Nuon or the Company shall be appropriately reduced.

         The Company agrees that any Shares purchased by Nuon from the Lombardys shall be credited against Nuon's right to purchase an additional 5,714,286 shares from the Company pursuant to the Stock Purchase Agreement dated September 4, 1997.

         The Lombardys represent and warrant that (a) they are the record owner of the Lombardy Shares and all such Shares are duly authorized, validly issued and fully paid and non-assessable; (b) they have, and at the time of the transfer of the Lombardy Shares (less Shares sold in the open market or Shares held by permitted transferees) to Nuon or the Company will have, good and marketable title to such Shares, free and clear of all liens and encumbrances and (c) there are no first refusal rights to purchase or otherwise acquire the Lombardy Shares.

         5. ACCRUED VACATION. Lombardy shall be entitled to receive, on May 14, 1999, together with his final paycheck, a cash amount equal to $7,557.11 (an amount equal to his eleven (11) accrued and unused vacation days) subject to applicable withholding and payroll taxes.

         6. REGISTRATION RIGHTS. In addition to the registration rights included in Section 7 of the Warrant, the Company shall include the Warrant Shares in Registration Statement 333-71855 pending with the Securities & Exchange Commission and shall use all reasonable efforts (i) to have such registration statement declared effective and (ii) to remain effective until September 30, 2001, or such earlier date as all of the Warrant Shares have been sold or until the date an exemption from registration pursuant to Rule 144(k) or successor rule promulgated under the Securities Act of 1933, as amended, is available for the offer and sale of all of the Warrant Shares. The foregoing registration shall be in addition to the registrations available to Lombardy under the Warrant and, except as otherwise provided above, such registration shall otherwise be subject to the terms of the Warrant.

         7. RELEASE OF CLAIMS AND COVENANT NOT TO SUE.

         7.1 In further consideration for the amounts to be paid by the Company and/or Nuon to the Lombardys hereunder, the Lombardys do hereby release and forever discharge the Company, Nuon and each of their respective directors, officers, employees, shareholders, agents (including, but not limited to, accountants and attorneys) (such individuals, the Company, and Nuon are hereunder collectively referred to as "Released Parties") from all claims, causes of action and liabilities of every kind and description whatsoever, known and unknown, foreseen and unforeseen, suspected and unsuspected, asserted or unasserted, which either of the Lombardys has or may have against them or any of them by reason of any fact, matter or thing from the beginning of the world to the date of this Agreement, except for claims arising out of the breach of any of Released Parties' obligations under this Agreement. Without limiting the generality of the preceding sentence, the Lombardys do hereby release the Released Parties from all claims, causes of action and liabilities arising from or relating to: (i) Lombardy's employment or other association with the Company or with any Company affiliate; (ii) any right which Lombardy has, had or may have had to receive any sum of money of the Company or of any Company affiliate, whether under the Employment Agreement, or otherwise; (iii) claims based on oral or written contracts; (iv) claims arising under any federal or state statutes, including but not limited to, claims asserting discrimination on account of age, race, color, sex, religion, national origin or veteran or handicap status and claims under the Age Discrimination in Employment Act of 1967 ("ADEA"), as amended, ERISA, Title VII of the 1964 Civil Rights Act and the Older Worker Benefit Protection Act; (v) claims for damages for breach of contract or implied contract; (vi) claims based on personal injury, including, without limitation, infliction of emotional distress; (vii) wrongful termination or breach of covenant of good faith and fair dealing; and (viii) claims asserting defamation, interference with contract or business relationships or promissory estoppel.

         The Lombardys covenant and agree that they will never assert a claim or institute any cause of action or file a charge based on claims, causes of action and liabilities of every kind and description whatsoever, known and unknown, foreseen and unforeseen, suspected and unsuspected, asserted or unasserted, which the Lombardys have or may have against the Company, or any other Released Party by reason of any fact, matter or thing from the beginning of the world to the date of this Agreement (except for claims arising out of the breach of any of Company's or other Released Party's obligations under this Agreement) with any court of law or administrative tribunal, and further agrees that should they

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
                                                                   Exhibit 10.19


violate the foregoing covenant not to sue by asserting a claim, instituting an action or filing a charge against the Company, or any other Released Party which is prohibited under this Agreement, the Lombardys will pay all of Company's costs and expenses (including, without limitation, attorneys' fees) of defending against the suit incurred by the Company or any other Released Party. The Lombardys acknowledge and agree that the monetary benefits provided in this Agreement constitute sufficient consideration for the Release and Covenant Not to Sue contained herein in that there are substantial benefits to the Lombardys, and the Lombardys further acknowledge that they have voluntarily and knowingly entered into this Agreement with the benefit of advice and counsel of their choice and a full understanding of its terms and meanings.

         Lombardy acknowledges that the Company has notified him that, under federal law: (i) Lombardy has twenty-one (21) days from the date of execution by Lombardy of this Agreement to consider the release and covenant not to sue solely with respect to claims arising under the ADEA; and (ii) the release of claims and covenant not to sue under the ADEA are not enforceable for a period of seven (7) days following the execution by Lombardy of this Agreement and may be revoked by Lombardy during such time. Revocation of the release of claims under ADEA and covenant not to sue under ADEA may be effected by Lombardy solely by notifying the Company in writing of his election to revoke and delivering such notice to the Company within the aforesaid seven (7) day period. Such revocation shall not affect any of the other terms and provisions of this Agreement.

         7.2 In consideration for the Lombardys' agreements, obligations and covenants contained in this Agreement, the Company and Nuon do for themselves and their respective subsidiaries, directors, officers, shareholders, agents and employees, successors and assigns (the "Corporate Parties") hereby release and forever discharge the Lombardys and their heirs, executors, administrators, personal representatives, successors and permitted assigns, from all claims, causes of action and liabilities of every kind and description whatsoever, known and unknown, foreseen and unforeseen, suspected or unsuspected, asserted or unasserted, which the Corporate Parties has or may have against the Lombardys by reason of any fact, matter or thing from the beginning of the world to the date of this Agreement, except for claims arising out of (i) the breach by the Lombardys of any of their obligations, representations, warranties and covenants under this Agreement or (ii) any breach by Lombardy of Section 7 of the Employment Agreement (of which, as of the date hereof, the Corporate Parties have no knowledge of such a breach). Without limiting the generality of the preceding sentence, the Company does hereby release Lombardy from all claims, causes of action and liabilities arising from or relating to Lombardy's previous employment or other association as a director and officer with the Company and/or the circumstances giving rise to the execution and delivery of this Agreement. The Company covenants and agrees that it will never assert or institute any cause of action or file a charge arising from or relating to Lombardy's previous employment or other association with the Company and/or the circumstances giving rise to the execution and delivery of this Agreement, and further agrees that should the Company violate the foregoing covenant not to sue by instituting an action or filing a charge against the Lombardys which is prohibited under this Agreement, Company will pay all costs and expenses (including, without limitation, attorneys' fees) of defending against the suit incurred by the Lombardys.

         7.3 For purposes of this Agreement, "all claims" shall include, without limitation, all claims of any kind, whether known or unknown, anticipated or unanticipated, past, present or future, contingent or fixed as of the date hereof.

         7.4 The Company agrees to indemnify and hold harmless Lombardy with respect to any actions or omissions occurring prior to the date hereof, to the same extent and to the same manner Lombardy was entitled to indemnification as an officer, director and employee of the Company.

         8. HEALTH INSURANCE. Lombardy has the right to continued health insurance coverage for himself and his family under the Company's existing medical plan through the Company pursuant to applicable requirements under the Consolidated Omnibus Reconciliation Act of 1985, as amended ("COBRA"). The Company shall provide such coverage to Lombardy, at Lombardy's cost, through the statutory COBRA period.

         9. COSTS AND ATTORNEY FEES. Each party shall be responsible for their separate costs, expense, attorneys' fees or otherwise; provided, however that if either party sues to enforce the terms of this Agreement and prevail on his or its claims at trial, the losing party shall pay the attorney costs of the prevailing party.

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                                                                   Exhibit 10.19

         10. NON-DISPARAGEMENT. The parties covenant and agree that neither shall make any statements, written or oral, to any third party which disparages, criticized, discredits or otherwise operates to the detriment of the Lombardys, the Company or Nuon, or their respective business reputation and/or goodwill.

         11. PRESS RELEASE. None of the parties shall issue a press release regarding the terms of this Agreement without the consent of the other. The Lombardys recognize, however, that this Agreement and its terms shall be required to be disclosed by the Company in its public filings with the Securities & Exchange Commission.

         12. ENTIRE AGREEMENT. This Agreement and the Exhibits attached hereto, together with the Supplement dated April 30, 1999, executed by Saul and Ann Siegel, contains the entire agreement among the parties hereto, and there are no understandings among the parties other than those specifically and expressly set forth in this Agreement. This Agreement shall not be amended or modified in any manner except upon written agreement by the parties.

         13. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same Agreement. The signature of any party to any counterpart, including any facsimile thereof, may be appended to any other counterpart and when so appended shall constitute an original.

         14. GOVERNING LAWS. This Agreement shall be governed and interpreted pursuant to the laws of the State of Ohio.

         15. BINDING EFFECT. This Agreement shall inure to the benefit of not only the parties but their respective heirs, successors, assigns, subsidiaries, affiliates, parents, officers, directors, employees, shareholders, agents, attorneys, and representatives and shall be binding not only upon the parties but also the aforesaid respective parties.

         16. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, or twenty-four (24) hours after being sent by confirmed facsimile transmission, with subsequent mail delivery, or three (3) days after being mailed (by registered or certified mail, return receipt requested), in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                           (a)      If to the Lombardys:

                                    Charles M. Lombardy, Jr.
                                    13395 Ledgebrook Lane
                                    Chagrin Falls, Ohio  44022

                           With a copy to:

                                    Larry Crystal, Esq.
                                    McCarthy, Lebit, Crystal & Haiman Co.
                                    101 Prospect Avenue, West, Suite 1800
                                    Cleveland, Ohio  44115

                           (b)      If to Company or Nuon:

                                    North Coast Energy, Inc.
                                    1933 Case Parkway
                                    Twinsburg, Ohio  44087
                                    Attn: General Counsel

                           With a copy to:

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
                                                                   Exhibit 10.19

                                    Michael A. Ellis, Esq.
                                    Kahn, Kleinman, Yanowitz & Arnson
                                    1301 East Ninth Street, Suite 2600
                                    Cleveland, Ohio  44114



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
                                                                   Exhibit 10.19




         IN WITNESS WHEREOF, the parties have represented to one another that they have carefully read the foregoing terms of this Agreement, that they know and understand the contents of this Agreement, that they have authority to execute this Agreement, that they have undertaken to sign the same as their own respective free act and deed having declared their intention to be bound contractually by all such terms and conditions, and do hereby execute and deliver this Agreement this ___ day of May, 1999, effective as of the date set forth above.

                                    NORTH COAST ENERGY, INC.


                                    By:    ____________________________________
                                           Garry Regan, President



                                    NUON INTERNATIONAL, bv


                                    By:    ___________________________________
                                           Dr. Leo  J.M.J. Blomen, Executive
                                            Director


                                    -----------------------------------------
                                    Charles M. Lombardy, Jr.


                                    -----------------------------------------
                                    Betty M. Lombardy